UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2025
SALARIUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36812	46-5087339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2450 Holcombe Blvd. Suite X Houston, TX		77021
(Address of principal executive offices)		(Zip Code)
(713) 913-5608
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SLRX	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01. Entry into Material Definitive Agreement.

As previously disclosed, Salarius Pharmaceuticals, Inc. (the “Company”) entered into an Agreement and Plan of Merger dated January 10, 2025, as previously amended by the First Amendment on March 28, 2025, by the Second Amendment on June 10, 2025 and by the Third Amendment on June 18, 2025 (as amended, collectively, the “Merger Agreement”) with Decoy Therapeutics MergerSub I, Inc., Decoy Therapeutics MergerSub II, LLC, and Decoy Therapeutics Inc. (“Decoy”).

On July 29, 2025, the Company entered into a Fourth Amendment to Agreement and Plan of Merger (the “Fourth Amendment”) to modify the conversion terms of the Company’s form of Certificate of Designations of Series A Non-Voting Convertible Preferred Stock and Series B Non-Voting Convertible Preferred Stock (collectively, the “Preferred Stock”) to induce consent and conversion by the holders of certain convertible and non-convertible notes of Decoy. Specifically, the Fourth Amendment modifies the Certificate of Designations for each series of Preferred Stock to (i) remove the $2 million threshold requirement for triggering a “subsequent financing” under Section 7(e) that results in a proportional adjustment to the conversion ratio, (ii) change the conversion price adjustment calculation from a weighted average pricing mechanism to the actual per share offering price in any subsequent financing, and (iii) eliminate the one-year limitation on adjustments to the conversion ratio such that the adjustment will apply until such time as the Company’s stockholders approve the conversion of the Preferred Stock and the Company meets applicable Nasdaq initial listing standards.

Except as modified by The Fourth Amendment, the terms of the Merger Agreement remain in full force and effect.

The foregoing descriptions of Fourth Amendment and the Preferred Stock are not complete and are qualified in their entirety by reference to the full text of Fourth Amendment and the Certificate of Designations for each series of Preferred Stock, copies of which are filed as Exhibit 2.1, Exhibit 2.2 and 2.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

2.1
Fourth Amendment to the Agreement and Plan of Merger, dated as of July 29, 2025, by and among Salarius Pharmaceuticals, Inc., Decoy Therapeutics, Inc., Decoy Therapeutics MergerSub I, Inc. and Decoy Therapeutics MergerSub II, LLC.

2.2	Form of Certificate of Designation of Series A Non-Voting Convertible Preferred Stock.
2.3	Form of Certificate of Designation of Series B Non-Voting Convertible Preferred Stock.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALARIUS PHARMACEUTICALS, INC.

Date: July 29, 2025	By:	/s/ Mark J. Rosenblum
Mark J. Rosenblum Executive Vice President & Chief Financial Officer